Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Rexahn Pharmaceuticals, Inc. on Form S-8 (Registration Statement No. 333-129294) of our report dated February 25, 2005 (which report expresses an unqualified opinion), relating to the financial statements of Rexahn Pharmaceuticals, Inc. (formerly Rexahn, Corp) included in the Annual Report on Form 10-KSB of Rexahn Pharmaceuticals, Inc. for the fiscal year ended December 31, 2005.

/s/ SF Partnership, LLP
Chartered Accountants
Toronto, Canada
March 31, 2006